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                                                                   EXHIBIT  99.1
                                      NEW
                                    ENGLAND
                                   INVESTMENT
                                COMPANIES, L.P.


                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE
Contact:  Laurence J. Dwyer   617/578-1686
          Margaret-Ellen Clough   617/578-1884


     NEW ENGLAND INVESTMENT COMPANIES TO ACQUIRE SNYDER CAPITAL MANAGEMENT

     BOSTON (May 27, 1997) -- New England Investment Companies, L.P. announced today that it has signed an agreement to acquire Snyder Capital Management, Inc., one of the top investment managers of small cap equities with more than $1 billion in assets under management. Following the completion of the acquisition, New England Investment Companies will have approximately $104 billion in assets under management.

     Founded in 1984, Snyder Capital uses a bottom-up, value-oriented investment style that focuses primarily on companies with market capitalizations of between $200 million and $2 billion. The firm, which manages assets for endowments, foundations, corporations and high net worth individuals, will continue to operate out of its San Francisco offices.

     "Snyder Capital Management will be a great addition to our family of elite money managers," said Peter S. Voss, Chairman and Chief Executive Officer of New England Investment Companies. "Alan and his management team will round out our roster of small cap managers at Harris Associates, Jurika & Voyles, Loomis Sayles, Reich & Tang and Westpeak Advisors and expand our capabilities in an asset class that we feel will be of growing importance to institutional and individual investors."
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     During the last 12 years, Snyder Capital has achieved one of the best investment records in the investment management industry, ranking high in the top ten percent of institutional money managers for 5 and 10-years," Mr. Voss added. "Its excellent investment performance has enabled it to attract many new clients and more than double its assets under management in the last two years.

     "Our partnership with New England Investment Companies is a great fit for both firms," said Alan B. Snyder, President and Chief Executive Officer of Snyder Capital. "We believe that its corporate philosophy of independence and autonomy for its affiliates will enable us to continue to provide our clients with strong, disciplined portfolio management and excellent personal service. After the transaction is completed, we plan to work closely with Peter Voss and his team to take advantage of the tremendous resources at New England Investment Companies to better serve our clients."

     New England Investment Companies is a limited partnership with approximately $103 billion in assets under management. The firm is comprised of 13 subsidiaries, divisions and affiliates offering a wide array of investment styles and products to institutional and individual clients. Its business units include AEW Capital Management; Back Bay Advisors; Graystone Partners; Harris Associates; Jurika & Voyles; Loomis, Sayles & Co.; New England Funds; New England Investment Associates; Reich & Tang Capital Management; Reich & Tang Funds; Vaughan, Nelson, Scarborough & McConnell; Westpeak Investment Advisors; and New England Investment Companies' affiliate, Capital Growth Management.

                                   - more -
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                        Snyder Capital Management, Inc.



                o  Established in 1984


                o  Headquartered in San Francisco


                o  Alan B. Snyder, President and Chief Executive Officer


                o Manages $1 billion in assets for institutional and high net worth clients in both equity and balanced portfolios


                o Uses bottom up, value oriented style to invest primarily in companies with market capitalizations of $200 million to $2 billion


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                     New England Investment Companies, L.P.

o A limited partnership listed on the New York Stock Exchange with the symbol
  NEW

o Headquartered in Boston

o $103 Billion in assets under management

o $66.5 Billion in institutional accounts, primarily pension and other tax exempt accounts

o $27.2 Billion in mutual funds

o $9.3 Billion in individual accounts

o 24 load mutual funds and 10 variable annuity funds offered by New England
  Funds

o 16 money market funds and 2 equity mutual funds managed by Reich & Tang and marketed primarily through regional brokers and banks, often under their own names

o 5 no-load mutual funds managed by Capital Growth Management

o 6 no-load mutual funds managed by Harris Associates

o 17 no-load mutual funds offered by Loomis, Sayles & Company

o 3 no-load mutual funds managed by Jurika & Voyles

o 1,317 employees

o Its subsidiaries and affiliates include:

     AEW Capital Management

     Back Bay Advisors

     Graystone Partners

     Harris Associates

     Jurika & Voyles

     Loomis, Sayles & Company

     New England Funds

     New England Investment Associates

     Reich & Tang Capital Management

     Reich & Tang Funds

     Vaughan, Nelson, Scarborough & McConnell

     Westpeak Investment Advisors

     Capital Growth Management, Limited Partnership (an affiliate)

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